SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 24, 2006

TRULITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Three Riverway
Suite 1050
Houston, Texas 77056
(Address of principal executive offices including Zip Code)

                    (713) 888-0660
(Registrant’s telephone number, including area code)

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)

Thomas F. Samson (“Mr. Samson”) resigned as a member of the Board of Directors (the “Board”) of Trulite, Inc. (the “Company”) effective July 24, 2006. At the time of his resignation, Mr. Samson was a member of the Board’s Audit and Budget Committee.

Mr. Samson submitted his resignation as a result of his disagreement with the Company with respect to the Board’s failure to appoint an independent third party to investigate the facts surrounding the 1994 guilty plea to federal securities law violations by John Moran, Mr. Moran’s current status with the Securities and Exchange Commission and the NASD, Mr. Moran’s reputation in the securities industry, and the processes the Company went through to engage Mr. Moran. Mr. Moran is the President of Boru Enterprises, Inc., a consultant engaged to assist the Company with the registration of its securities and related matters.

Mr. Samson’s letter of resignation is attached to this Form 8-K as Exhibit 10.49.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.49	Letter of resignation of Thomas F. Samson, dated July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: November 15, 2006	By:	/s/ Jonathan Godshall
Name: Jonathan Godshall
Title: President and Chief Executive Officer